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                                                                   EXHIBIT 21.1

                                  SUBSIDIARIES

     Sun International Hotels Limited, a corporation organized and existing under the laws of the Commonwealth of The Bahamas has the subsidiaries shown below. Sun International Hotels Limited is controlled by Sun International Investments Limited, a British Virgin Islands corporation.

                                                       JURISDICTION OF
            NAME OF SUBSIDIARY                           ORGANIZATION
            ------------------                           ------------

Aberdeen Management Limited . . . . . . . . . . . .  Guernsey
Birbo NV. . . . . . . . . . . . . . . . . . . . . .  The Netherlands
                                                     Antilles
Birbo BV. . . . . . . . . . . . . . . . . . . . . .  The Netherlands
Paradise Acquisitions Limited . . . . . . . . . . .  The Bahamas
Purposeful BV . . . . . . . . . . . . . . . . . . .  The Netherlands
Sun Casino Investments SA . . . . . . . . . . . . .  Switzerland
Sun Casino Management SA. . . . . . . . . . . . . .  Switzerland
Sun Cove Limited. . . . . . . . . . . . . . . . . .  United States of
                                                     America
Sun Hotels International (Bermuda) Limited. . . . .  Bermuda
Sun Hotels International Management NV. . . . . . .  The Netherlands
                                                     Antilles
Sun International Bahamas Limited . . . . . . . . .  The Bahamas
Sun International Finance Limited . . . . . . . . .  British Virgin
                                                     Islands
Sun International Management Limited. . . . . . . .  British Virgin
                                                     Islands
Sun International Marketing (UK) Limited. . . . . .  United Kingdom
Sun International Representation Incorporated . . .  United States of
                                                     America